UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K / A


                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) November 13th, 2007

                              LOGICA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                        0-50621                  86-0787790
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


           82 Avenue Road, Toronto, ON, Canada                M5R 2H2
        (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (416) 929-5798
                                                           --------------
       Registrant's facsimile number, including area code: (416) 929-4093
                                                           --------------

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01         Changes in Registrant's Certifying Accountant.

Dismissal of SF Partnership LLP
-------------------------------

Logica Holdings, Inc. (the "Company") has elected to terminate its engagement of SF Partnership LLP ("SF") as the independent registered public accounting firm responsible for auditing the Company's financial statements. The termination, which is effective as of November 5th, 2007, was approved by the Company's Audit Committee and the Board of Directors.

SF's report on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles with the exception that SF's Audit Reports dated March 31, 2006 and April 30, 2007, contained an explanatory note which raised substantial doubt as to the ability of the Company to continue as a going concern. During the Company's two most recent fiscal years and any subsequent interim period for which a review report was provided preceding the termination of SF, the Company did not have any disagreements with SF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SF, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company's two most recent fiscal years and any subsequent interim period for which a review report was provided preceding the termination of SF, other than as is set forth herein, SF did not advise the Company of any of the following:

     (A) That the internal controls necessary for the Company to develop reliable financial statements did not exist;

     (B) That information had come to SF's attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

     (C) (1) That SF needed to expand significantly the scope of its audit, or that information had come to SF's attention that if further investigated may:
(i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and (2) due to SF's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

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     (D) (1) That information has come to SF's attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to SF's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) the issue has not been resolved to SF's satisfaction prior to its termination.

The Company provided SF with a copy of the disclosures set forth in this Current Report on Form 8-K, and requested that SF furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein. The letter received by the Company from SF, in which SF states that it is in agreement with the disclosures set forth herein, is attached hereto as Exhibit 16.1.


Engagement of Jewett, Schwarz, Wolfe & Associates
-------------------------------------------------

The Company has engaged Jewett, Schwartz, Wolfe & Associates ("Jewett") to serve as the independent registered public accounting firm responsible for auditing the Company's financial statements. The engagement, which is effective as of November 5th 2007, was approved by the Company's Audit Committee and the Board of Directors.

Neither the Company nor anyone on behalf of the Company consulted Jewett during the two most recent fiscal years and any subsequent interim period prior to engaging Jewett, regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that Jewett concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).



Item 9.01         Financial Statements and Exhibits.

(d)    Exhibits


       16.1        Letter from SF Partnership LLP dated November 9, 2007




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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 13th, 2007                LOGICA HOLDINGS, INC.


                                         By:  /s/ Enzo Taddei
                                            ------------------------------------

                                         Name: Enzo Taddei
                                               ---------------------------------

                                         Title: CFO
                                               ---------------------------------










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